UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2013

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2013, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), issued $1,000,000,000 principal amount of its 6.125% Senior Notes due 2022 (the “2022 Notes”) and $1,000,000,000 principal amount of its 6.500% Senior Notes due 2024 (the “2024 Notes”, and collectively with the 2022 Notes, the “Notes”) pursuant to an Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented with respect to the 2022 Notes by the Fourteenth Supplemental Indenture, dated as of November 21, 2013 (the “Fourteenth Supplemental Indenture”) and as amended and supplemented with respect to the 2024 Notes by the Fifteenth Supplemental Indenture, dated as of November 21, 2013 (the “Fifteenth Supplemental Indenture”), each among T-Mobile USA, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the Base Indenture, as amended and supplemented with respect to the 2022 Notes by the Fourteenth Supplemental Indenture, and as amended and supplemented with respect to the 2024 Notes by the Fifteenth Supplemental Indenture, the “Indenture”). The 2022 Notes will bear interest at a rate of 6.125% per year and mature on January 15, 2022. The 2024 Notes will bear interest at a rate of 6.500% per year and mature on January 15, 2024. The Issuer will pay interest on each series of notes semiannually in arrears on each January 15 and July 15, commencing July 15, 2014. The Notes will initially be guaranteed on a senior unsecured basis by the Company and all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (excluding certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of the Company that directly or indirectly owns all of T-Mobile USA’s equity interests (the “Guarantors”). The Notes and the guarantees will be T-Mobile USA’s and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of T-Mobile USA’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes and the guarantees, and will rank senior in right of payment to any future indebtedness of T-Mobile USA or any Guarantor that provides by its terms that it is subordinated in right of payment to the Notes and the guarantees. The Notes and the guarantees will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Notes.

If T-Mobile USA experiences specific kinds of changes of control as set forth in the Indenture and any such change of control is accompanied or followed by rating downgrades during a specified period of time after the change of control, each holder of the Notes may require T-Mobile USA to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest (including Additional Interest (as defined in the Indenture)) on the applicable series of Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the applicable series of Notes;

•	failure by T-Mobile USA to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of T-Mobile USA and certain of its restricted subsidiaries in the aggregate principal amount of $100.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of T-Mobile USA or certain of its restricted subsidiaries; and

•	failure by T-Mobile USA or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of $100.0 million within 60 consecutive days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding may declare all the Notes of that series to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

This description of the Fourteenth Supplemental Indenture and Fifteenth Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of each of the Fourteenth Supplemental Indenture and Fifteenth Supplemental Indenture, copies of which are attached as exhibits hereto, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 8.01. Other Events.

On November 18, 2013, T-Mobile USA entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (the “Underwriters”), for which J.P. Morgan Securities LLC is acting as representative, and the Guarantors, relating to an underwritten public offering of 2022 Notes in an aggregate principal amount of $1,000,000,000 and 2024 Notes in an aggregate principal amount of $1,000,000,000. The Notes were offered to the public at a price equal to 100.0% of the principal amount thereof, and the Underwriters agreed to purchase the Notes from T-Mobile USA pursuant to the Underwriting Agreement at an aggregate price of $1,997,500,000.

The closing of the offering and delivery of the Notes took place on November 21, 2013. The Notes were issued pursuant to an automatic shelf registration statement on Form S-3 (the “Registration Statement”) that the Company and T-Mobile USA filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2013, which Registration Statement became effective upon filing (File No. 333-192178). A prospectus supplement relating to the offering has been filed with the SEC.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such Underwriting Agreement.

The legal opinion and consent of Gibson, Dunn & Crutcher LLP relating to the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K, and such document is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 18, 2013, among T-Mobile USA, Inc., the Guarantors and the several Underwriters named in Schedule 1 thereto for which J.P. Morgan Securities LLC is acting as representative.

4.1	Fourteenth Supplemental Indenture, dated as of November 21, 2013, by and among T-Mobile USA, Inc., the Guarantors and Deutsche Bank Trust Company Americas, as trustee, including the Form of 6.125% Senior Note due 2022.

4.2	Fifteenth Supplemental Indenture, dated as of November 21, 2013, by and among T-Mobile USA, Inc., the Guarantors and Deutsche Bank Trust Company Americas, as trustee, including the Form of 6.500% Senior Note due 2024.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: November 22, 2013	By:	/s/ J. Braxton Carter
		Name:	J. Braxton Carter
		Title:	Executive Vice President and Chief Financial Officer